                                                                     EXHIBIT 5.1

                                 ROPES & GRAY
                           ONE INTERNATIONAL PLACE
                       BOSTON, MASSACHUSETTS 02110-2624

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
30 KENNEDY PLAZA                                        1001 PENNSYLVANIA AVENUE, N.W.
PROVIDENCE, R.I. 02903            (617)951-7000                      SUITE 1200 SOUTH
(401)455-4400               TELECOPIER: (617)951-7050          WASHINGTON, D.C. 20004
TELECOPIER:(401)455-4401                                                (202)626-3900
                                                             TELECOPIER:(202)626-3961
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                                                               February 15, 1994

Reebok International Ltd.
100 Technology Center Drive
Stoughton, Massachusetts 02072

          Re:  Registration Statement on Form S-3

Gentlemen:

     This opinion is furnished to you in connection with a registration statement on Form S-3 (the "Registration Statement") to be filed by Reebok International Ltd. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 3,450,000 shares of the Company's Common Stock (the "Shares").

     We have acted as counsel for the Company and the Selling Stockholders in connection with the registration of the Shares. For purposes of our opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued, and are fully paid and nonassessable.

     We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus under the caption "Legal Matters".

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                            Very truly yours,

                                            ROPES & GRAY